UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2011 (May 25, 2011)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On May 25, 2011, Endo Pharmaceuticals Holdings Inc. held their Annual Meeting of Shareholders.

(b) Shareholders voted on the matters set forth below.

1.	The nine nominees for election to the Board of Directors of the Company (representing all of the members of the Board of Directors of the Company) were elected, each for a one-year term to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified:

Nominee	Votes For	Abstentions	Broker Non Votes
John J. Delucca	100,635,944	1,863,187	4,876,025
David P. Holveck	101,842,921	656,210	4,876,025
Nancy J. Hutson, Ph.D.	100,639,855	1,859,276	4,876,025
Michael Hyatt	101,396,084	1,103,047	4,876,025
Roger H. Kimmel	101,414,416	1,084,715	4,876,025
William P. Montague	101,916,405	582,726	4,876,025
David B. Nash, M.D., M.B.A.	101,893,486	605,645	4,876,025
Joseph C. Scodari	100,595,113	1,904,018	4,876,025
William F. Spengler	100,642,024	1,857,107	4,876,025

2.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011was approved based upon the following votes:

Votes for approval	104,962,799
Votes against	2,232,843
Abstentions	179,514
Broker non-votes	0

3.	The proposal to approve, on an advisory basis, named executive officer compensation was approved based upon the following votes:

Votes for approval	91,630,932
Votes against	5,177,098
Abstentions	5,691,101
Broker non-votes	4,876,025

4.	The proposal on the frequency of future advisory votes on executive compensation received the following votes:

For one year	78,601,035
For two years	309,714
For three years	17,922,808
Abstentions	5,665,574
Broker non-votes	4,876,025

See Item 5.07(d) below.

5.	The proposal to approve the Company’s Employee Stock Purchase Plan was approved based upon the following votes:

Votes for approval	94,874,637
Votes against	1,906,294
Abstentions	5,718,200
Broker non-votes	4,876,025

6.	Other such matters as may properly come before the Annual Meeting or any adjournment or postponement thereof

None.

(c) Not applicable.

(d) Based upon the results set forth in item (b) (4) above, the Board of Directors has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/S/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: May 31, 2011